UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                  Date of Earliest Event Reported: June 8, 2004

                          Date of Report: June 10, 2004



                            Ferrellgas Partners, L.P.
                        Ferrellgas Partners Finance Corp.
                                Ferrellgas, L.P.
                            Ferrellgas Finance Corp.
--------------------------------------------------------------------------------

           (Exact name of registrants as specified in their charters)



          Delaware                001-11331                43-1698480
          Delaware                333-06693                43-1742520
          Delaware                000-50182                43-1698481
          Delaware                000-50183                14-1866671
     ------------------       -----------------       --------------------
       (States or other         Commission file        (I.R.S. Employer
       jurisdictions of             numbers            IdentificationNos.)
       incorporation or
         organization)

                   One Liberty Plaza, Liberty, Missouri 64068
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrants' telephone number, including area code: (816) 792-1600

 ITEM 5.  OTHER EVENTS

     Ferrellgas Partners, L.P. (NYSE: FGP) announced today that it, along with its wholly-owned financing subsidiary, Ferrellgas Partners Finance Corp., has completed the public sale of $50 million in aggregate principal amount of 8-3/4% senior notes due 2012 at a price of 103.25% per note. The notes, which mature on June 15, 2012, bear interest at 8 3/4% per annum, payable semi-annually in arrears on June 15 and December 15. Interest will accrue on the notes from December 15, 2003, and the first interest payment will be on June 15, 2004. Net proceeds from the issuance of $51.1 million, after deducting underwriting discounts and commissions, were used to reduce bank credit facility borrowings of our operating partnership, Ferrellgas, L.P.

     The new notes are unsecured and will rank (a) effectively junior to all of our future senior secured indebtedness and all liabilities of our operating partnership, including any borrowings under its credit facility, (b) equal with all of our existing and future senior indebtedness, including trade payables and $218 million in aggregate principal amount of 8-3/4% Senior Notes due 2012 that were previously issued and (c) senior to any of our future indebtedness that expressly provides that it is subordinated to the notes.

     The notes constitute a further issuance of the 8-3/4% Senior Notes due 2012 first issued on September 24, 2002 in the aggregate principal amount of $170 million and subsequently issued on December 18, 2002 in the aggregate principal amount of $48 million and form a single class and series with those previously issued notes. The notes have the same CUSIP number as the previously issued notes and trade interchangeably with the previously issued notes. As a result of the recent issuance, $268 million in aggregate principal amount of 8-3/4% Senior Notes due 2012 are currently outstanding.

     The notes are not redeemable before June 15, 2007, except under specific circumstances. The notes were issued in a registered offering pursuant to a prospectus supplement that was filed with the SEC on June 8, 2004. The notes will not be listed on any securities exchange.

     The underwriting agreement under which we issued and sold the notes and the press release related to the issuance are filed as Exhibit 1 and Exhibit 99, respectively, to this Current Report and are hereby incorporated by reference into this description.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial statements of businesses acquired.

                  Not applicable.

         (b)      Pro forma financial information.

                  Not applicable.

         (c)      Exhibits.

     The Exhibits listed in the Index to Exhibits are filed as part of this Current Report on Form 8-K.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          FERRELLGAS PARTNERS, L.P.

                                          By Ferrellgas, Inc. (General Partner)


Date:  June 10, 2004                      By  /s/ Kevin T. Kelly
                                              ----------------------------------
                                              Kevin T. Kelly
                                              Senior Vice President and
                                              Chief Financial Officer





                                          FERRELLGAS PARTNERS FINANCE CORP.

Date: June 10, 2004                       By  /s/ Kevin T. Kelly
                                              ----------------------------------
                                              Kevin T. Kelly
                                              Senior Vice President and
                                              Chief Financial Officer





                                          FERRELLGAS, L.P.

                                          By Ferrellgas, Inc. (General Partner)


Date:  June 10, 2004                      By  /s/ Kevin T. Kelly
                                              ----------------------------------
                                              Kevin T. Kelly
                                              Senior Vice President and
                                              Chief Financial Officer





                                          FERRELLGAS FINANCE CORP.

Date: June 10, 2004                       By  /s/ Kevin T. Kelly
                                              ----------------------------------
                                              Kevin T. Kelly
                                              Senior Vice President and
                                              Chief Financial Officer

                                INDEX TO EXHIBITS


   Exhibit No.        Description of Exhibit
   -----------        ----------------------

       1 Underwriting Agreement and Terms Agreement, each dated June 4, 2004, relating to the issuance of $50,000,000 in aggregate principal amount of 8 3/4% Senior Notes due 2012 by Ferrellgas Partners, L.P. and Ferrellgas Partners Finance Corp. as co-obligors.

       5              Opinion of Mayer,  Brown, Rowe & Maw LLP as to the
                      legality of the  senior   notes  issued   pursuant  to the
                      Underwriting Agreement referenced in Exhibit 1 herewith.

      12              Calculation of ratio of earnings to fixed charges.

      23              Consent of Mayer,  Brown, Rowe & Maw LLP (contained in
                      Exhibit 5).

      99              Text of press release issued by Ferrellgas Partners, L.P.
                      on June 10, 2004.